UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 9, 2019

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

505 MILLENNIUM DRIVE
ALLEN, TX 75013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 881-2900
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Compensation
On August 9, 2019, the Company issued Restricted Stock Units, Performance Shares and Market-Based Shares (the “2019 Awards”) to the Company’s named executive officers. Except for the Restricted Stock Units, the determination of the amount of the 2019 Awards which each such individual may receive is subject to, and calculated by reference to (i) the achievement by the Company and/or a business unit thereof of performance goals measured by adjusted EBITDA and/or revenue for the 2019 fiscal year (subject to adjustment) and/or (ii) the comparative performance of the Company’s common stock on NASDAQ compared to the Russell Micro Cap Index. The Restricted Stock Units and Market-Based Shares are also subject to three year vesting beginning in December 2019 based upon continued employment.

The foregoing 2019 Awards are being issued under an equity plan substantially similar to the Company’s PFSweb, Inc. 2018 Stock and Incentive Plan. The shares underlying such 2019 Awards are subject to registration.

Pursuant to the foregoing, the following named executive officers were issued the following Restricted Stock Units, Performance Shares and Market-Based Shares at the maximum awards shares:

Name	Number of Restricted Stock Units	Number of Performance Shares	Number of Market-Based Shares

Michael C. Willoughby	103,831	155,746	134,980
Thomas J. Madden	47,716	96,190	62,029
James J. Butler	—	66,533	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2018
PFSweb, Inc. By: /s/ Thomas J. Madden Name: Thomas J. Madden Title: Executive Vice President and Chief Financial and Accounting Officer